Exhibit 99.2

Antero Resources and Antero Midstream Announce Michael N. Kennedy to Serve as Chief Executive Officer, President and Director

Denver, Colorado, August 14, 2025—Antero Resources Corporation (NYSE: AR) (“Antero Resources”) and Antero Midstream Corporation (NYSE: AM) (“Antero Midstream”) announced that, effective today, Michael N. Kennedy will serve as Chief Executive Officer and President of Antero Resources and Antero Midstream, and serve on each company’s Board of Directors. Mr. Kennedy’s promotion comes in connection with the announcement that Paul M. Rady will transition from his roles as Chief Executive Officer and President and member and Chairman of the Boards of Directors of Antero Resources and Antero Midstream to Chairman Emeritus.

Mr. Kennedy joined Antero in 2013, and his impact has been felt throughout the organization. Mr. Kennedy has served as Chief Financial Officer of Antero Resources since 2021 and SVP—Finance of Antero Resources and Antero Midstream since 2016. Mr. Kennedy also served as Chief Financial Officer of Antero Midstream and its predecessors from 2016 to 2021. Mr. Kennedy has been a member of the Board of Directors of Antero Midstream since 2021. Prior to joining Antero, Mr. Kennedy spent 12 years at Forest Oil Corporation, where he held various positions, including Executive Vice President and Chief Financial Officer from 2009 to 2013. From 1996 to 2001, Mr. Kennedy was an auditor with Arthur Andersen focusing on the Natural Resources Industry. Mr. Kennedy holds a B.S in Accounting from the University of Colorado at Boulder.

“Mike Kennedy is an inspirational leader with extensive oil and gas industry and financial experience,” said Benjamin A. Hardesty, Lead Independent Director of Antero Resources. “Mike was the obvious choice to succeed Paul, and I can think of nobody better to lead Antero Resources into its next phase. I have seen Mike and Paul work together seamlessly for years making operational and financial decisions for the company, and with Mike taking over as CEO and President, I believe Antero Resources is well-positioned to capitalize on the highly-visible natural gas demand growth from LNG and data centers.”

“Mike has been well-respected in the industry for three decades. I have worked closely with Mike for over 20 years, and I have been impressed by his depth of knowledge and tireless work ethic,” said David H. Keyte, Lead Independent Director of Antero Midstream. “With Mike at the helm, I believe Antero Midstream is poised to build on its past successes and continue as an industry leader.”

“I am honored to step into the roles of Chief Executive Officer and President of Antero Resources and Antero Midstream,” said Mr. Kennedy. “I appreciate the support of the Boards of Directors of both companies.” Mr. Kennedy continued, “I have worked side-by-side with Paul Rady for many years and have gained many valuable insights along the way. He has been an exceptional leader for Antero. I am excited for the opportunity to build upon Paul’s legacy and lead the fantastic teams at Antero Resources and Antero Midstream.”

In connection with Mr. Kennedy’s promotion and Mr. Rady’s transition to Chairman Emeritus, Antero Resources and Antero Midstream announced new responsibilities for certain members of their Boards of Directors and management teams:

Antero Resources and Antero Midstream will be separating the roles of Chairman of the Board and Chief Executive Officer. Benjamin A. Hardesty, currently the Lead Independent Director of Antero Resources, will serve as Chairman of the Board of Antero Resources, and David H. Keyte, currently the Lead Independent Director of Antero Midstream, will serve as Chairman of the Board of Antero Midstream. Mr. Hardesty has served on the Board of Directors of Antero Resources since its IPO in 2013. He has also served on the Board of Directors of many other public and private companies and as President of the Independent Oil and Gas Association of West Virginia. From 1995 to 2010, Mr. Hardesty held senior leadership positions at Dominion Energy affiliated companies, including serving as President of Dominion E&P, Inc. from 2007 to 2010. From 1978 to 1995, Mr. Hardesty served in roles of increasing responsibility at Development Drilling Corp and Stonewall Gas Company. Mr. Hardesty received a Bachelor of Science from West Virginia University and a Master of Science from George Washington University. Mr. Keyte has served on the Board of Directors of Antero Midstream since 2019. Mr. Keyte also served as Chairman and Chief Executive Officer of Caerus Oil and Gas LLC from 2009 until its sale in 2024. Prior to that, Mr. Keyte held senior executive positions at Forest Oil Corporation from 1997 until 2009, including the positions of Chief Financial Officer and Chief Accounting Officer. Mr. Keyte also served on the board of Regal Entertainment Group, a publicly held movie exhibition company, from 2006 until the company was sold in 2018. Mr. Keyte holds a B.S. degree in Economics from the University of Pennsylvania’s Wharton School of Finance.

Yvette K. Schultz will join the Board of Directors of Antero Midstream. Ms. Schultz joined Antero in 2015 and has served as General Counsel of Antero Resources and Antero Midstream since 2017. Ms. Schultz has also served as Chief Compliance Officer and SVP—Legal of Antero Resources and Antero Midstream since 2022 and Corporate Secretary since 2021. Prior to joining Antero, Ms. Schultz was an attorney at Vinson & Elkins L.L.P. from 2008 to 2012 and Latham & Watkins LLP from 2012 to 2015. Ms. Schultz holds a B.S. in Computer Science and a Masters degree in Business Administration from the University of South Dakota, and a J.D. and B.C.L. from the Paul M. Herbert Law Center at Louisiana State University.

Brendan E. Krueger, currently Chief Financial Officer, Vice President—Finance and Treasurer of Antero Midstream and Vice President—Finance and Treasurer of Antero Resources, will be named Chief Financial Officer and SVP—Finance of Antero Resources and SVP—Finance of Antero Midstream and will continue to serve as Treasurer for each company. Since joining Antero in 2014, Mr. Krueger has been involved in a wide range of capital markets activities and strategic transactions for the Antero family of companies, including two initial public offerings. From 2007 to 2014, Mr. Krueger worked in investment banking focused on equity and debt financing and M&A advisory primarily with Wells Fargo Securities and Robert W. Baird & Co. Mr. Krueger earned his Bachelor of Business Administration in Finance from the University of Notre Dame.

Justin J. Agnew, currently Vice President—Finance of Antero Midstream, will be named Chief Financial Officer of Antero Midstream. Since 2014, Mr. Agnew has held roles of increasing responsibility at Antero. Prior to joining Antero, Mr. Agnew worked in equity research at Robert W. Baird & Co. and spent time at M&I Bank (now a subsidiary of BMO). Mr. Agnew earned Bachelor of Science degrees in both Finance and Economics from Arizona State University.

Commenting on the appointments of Mr. Krueger and Mr. Agnew, Mr. Kennedy said, “Brendan Krueger and Justin Agnew have been instrumental in executing capital markets and strategic transactions for the Antero family of companies for over ten years. Their extensive knowledge and industry experience make them very well-suited to serve as Chief Financial Officers of Antero Resources and Antero Midstream, respectively.”

Antero Resources is an independent natural gas and natural gas liquids company engaged in the acquisition, development and production of unconventional properties located in the Appalachian Basin in West Virginia and Ohio. Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in the Appalachian Basin, as well as integrated water assets that primarily service Antero Resources’ properties. For more information, contact Dan Katzenberg, Director—Finance & Investor Relations at Antero Resources, at (303) 357-7219 or dkatzenberg@anteroresources.com or Justin Agnew, Chief Financial Officer and Vice President—Finance & Investor Relations at Antero Midstream, at (303) 357-7269 or jagnew@anteroresources.com.